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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8, and Registration Statement No. 333-203237 on Form S-3 of our reports dated March 1, 2019, relating to the financial statements and financial statement schedule of Southern Copper Corporation and subsidiaries (the "Company"), and the effectiveness of the Company´s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Southern Copper Corporation for the year ended December 31, 2018.

Galaz, Yamazaki, Ruiz Urquiza, S.C.
Member of Deloitte Touche Tohmatsu Limited

/s/ DANIEL TOLEDO ANTONIO C.P.C. Daniel Toledo Antonio Mexico City, Mexico March 1, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM